EXHIBIT 10.6

Andrei Stytsenko
1811 East 17th Avenue
Spokane, WA 99203

METALEX RESOURCES, INC.
1811 East 17th Avenue
Spokane, WA 99203

June 7, 2004

Dear Sirs:

RE:   Red Eagle Claims

I, Andrei Stytsenko, hold in trust for Metalex Resources, Inc., a 100% undivided interest in the following claims located in the Lillooet Mining Division:

Claim Number	Number of Units	Record Number	Expiry Date

Red Eagle #1	1	406637	October 31, 2004
Red Eagle #2	1	406638	October 31, 2004
Red Eagle #3	1	406639	October 31, 2004
Red Eagle #4	1	406640	October 31, 2004

I will deliver full title on demand to Metalex Resources, Inc. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

/s/ Andrei Stytsenko
Andrei Stytsenko
President